Exhibit 99.3

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

LETTER TO DTC PARTICIPANTS

Offer to Exchange up to

$496,557,000 Aggregate Principal Amount of 7 1/2% Senior Notes Due 2018

(CUSIP Nos. 864486 AD7 and U8600A AB7)

For

$496,557,000 Aggregate Principal Amount of 7 1/2% Senior Notes Due 2018

That Have Been Registered Under the Securities Act of 1933, As Amended (the “Securities Act”)

$503,443,000 Aggregate Principal Amount of 7 3/8% Senior Notes Due 2021

(CUSIP Nos. 864486 AF2 and U8600A AC5)

For

$503,443,000 Aggregate Principal Amount of 7 3/8% Senior Notes Due 2021

That Have Been Registered Under the Securities Act

Pursuant to the Prospectus dated                     , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                    , 2012

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated                     , 2012 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”), and Suburban Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Suburban, the “Issuers”), to exchange (i) up to $496,557,000 in aggregate principal amount of our issued and outstanding unregistered 7 1/2% senior notes due 2018 (CUSIP Nos. 864486 AD7 and U8600A AB7) (the “2018 Old Notes”) for an equal principal amount of 7 1/2% senior exchange notes due 2018, that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2018 Exchange Notes”) and (ii) up to $503,443,000 in aggregate principal amount of our issued and outstanding unregistered 7 3/8% senior notes due 2021 (CUSIP Nos. 864486 AF2 and U8600A AC5) (the “2021 Old Notes”) for an equal principal amount of 7 3/8% senior exchange notes due 2021, that have been registered under the Securities Act (the “2021 Exchange Notes”). The term “Old Notes” refers collectively to the 2018 Old Notes and the 2021 Old Notes and the term “Exchange Notes” refers collectively to the 2018 Exchange Notes and the 2021 Exchange Notes. The Old Notes were issued under an indenture dated August 1, 2012 pursuant to a private exchange offer not registered under the Securities Act. The Exchange Offer is intended to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated August 1, 2012, between the Issuers and the dealer managers named therein. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

Enclosed are copies of the following documents:

1. the Prospectus;

2. the Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

3. the Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

4. a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer; and

5. guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended by the Issuers. We urge you to contact your clients as promptly as possible.

You will be reimbursed by the Issuers for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Issuers or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.

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